INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Fiserv, Inc. on Form S-8 of our report dated February 2, 1996, incorporated by reference in the Annual Report on Form 10-K of Fiserv, Inc. for the year ended December 31, 1995.




/S/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Milwaukee, Wisconsin

May 23, 1996